UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2023

DZS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5700 Tennyson Parkway, Suite 400

Plano, TX 75024

(Address of Principal Executive Offices, Including Zip Code)

(469) 327-1531

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	DZSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2023, DZS Inc. (the “Company”) entered into a Second Amendment to Credit Agreement (the “Amendment”), which amends the Credit Agreement dated February 9, 2022 (as previously amended, the “Credit Facility”) with the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Facility provides for (i) revolving loans in an aggregate principal amount of up to $30 million, up to $15 million of which is available for letters of credit, with a scheduled maturity date of May 27, 2025 and (ii) a term loan in an original principal amount of $25 million with a scheduled maturity date of May 27, 2027.

The Amendment, among other things, (1) modifies the financial covenants to (i) suspend the maximum leverage ratio requirement of 2.50 to 1.00 until the fiscal quarter ending September 30, 2023 and (ii) suspend the minimum fixed charge coverage ratio requirement of 1.25 to 1.00 until the fiscal quarter ending December 31, 2023, (2) adds new financial covenants to require (i) minimum liquidity of $30 million for the fiscal quarter ending March 31, 2023, $35 million for the fiscal quarters ending June 30, 2023 and September 30, 2023, and $20 million at any time until September 30, 2023, and (ii) minimum EBITDA (as defined in the Credit Facility) of ($1 million) for the fiscal quarter ending March 31, 2023 and $1 for the fiscal quarter ending June 30, 2023, (3) increases the applicable margin for adjusted term SOFR borrowings and prime rate borrowings to 4.0% and 3.0%, respectively, when the Company’s leverage ratio exceeds 2.00 to 1.00, (4) increases the commitment fee on the unused portion of the revolving commitment to 0.40% per year when the Company’s leverage ratio exceeds 2.00 to 1.00, and (5) prohibits dividends and other distributions and tightens certain covenants.

Except as amended by the Amendment, the remaining terms of the Credit Facility remain in full force and effect. The foregoing description of the Amendment is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Second Amendment to Credit Agreement, dated as of February 15, 2023, among DZS Inc., as Borrower, the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2023	DZS INC.

	By:	/s/ Misty Kawecki
Misty Kawecki
Chief Financial Officer